EXHIBIT 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORTS

      I, Kevin Cappock, Chief Executive Officer of Pinpoint Recovery Solutions Corp, a Delaware corporation (the "Registrant"), certify, pursuant to Section906 of the Sarbanes-Oxley Act of 2002, that:

      (1) the Report on Form 10-K for the period of the Registrant from January 1, 2008 through December 31, 2008 (the "Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2009	/s/ Kevin Cappock
Name: Kevin Cappock
Title: Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.